As filed with the Securities and Exchange Commission on December 27, 1996
                                                Registration No.



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        ---------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                        ---------------------------------


                         AMERICAN BIO MEDICA CORPORATION
             (Exact name of registrant as specified in its charter)


             New York                                    22-3378935
     ----------------------------               ----------------------------
     (State or other jurisdiction               (IRS employer identification
   of incorporation or organization)                      number)

                  102 Simons Road, Ancramdale, New York             10253
                ----------------------------------------         ---------
                (Address of principal executive offices)         (Zip code)

                         NONSTATUTORY STOCK OPTION PLAN
                         -------------------------------
                              (Full title of plan)

                                 Stan Cipkowski
                       c/o American Bio Medica Corporation
                  102 Simons Road, Ancramdale, New York 10253
                                  800-227-1243
                                  ------------
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                                  Joel Pensley
                                Pensley & Fugler
                                  2067 Broadway
                            New York, New York 10023
                                 (212) 595-4955


     Approximate date of commencement of proposed reoffer or resale to the public by affiliates of the registrant:

     As soon as is practicable after filing of the Registration Statement

                         CALCULATION OF REGISTRATION FEE
                         ===============================
--------------------------------------------------------------------------------


                                    Proposed       Maximum
Title of each class     Amount       maximum       aggregate        Amount of
 of securities          to be     offering price   offering       registration
to be registered      registered   per item (3)    price (1)          fee
--------------------------------------------------------------------------------
Common Shares (2)
 Underlying Non-      1,631,000      $3.00         $4,893,000     $1,482.72
 Statutory Options      Shares

 Common Shares
  Underlying Non-
  Statutory Options     369,000      $4.13         $1,523,970       $461.81
                        Shares
                                                                  ---------
                                     Total registration fee       $1,944.53

     (1) Estimated for purposes of calculating the registration fee pursuant to Rule 457.

     (2) Pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act"), the number of Common Shares to be registered is the maximum number of Common Shares issuable herein, except that any additional Common Shares issuable pursuant to stock splits, stock dividends or similar transactions will be deemed registered by this registration statement.

     (3h) Pursuant to Rules 457(c) and (h) of the Securities Act, the proposed maximum offering price per Common Share subject to outstanding options
("Options")  issued  pursuant  to the  Company's  Nonstatutory  Option Plan (the
"Plan") has been calculated on the basis of the average exercise price of outstanding Options, and the proposed maximum offering price per Common Share available for grant under the Plan that are not subject to outstanding Options has been calculated on the basis of the current price per Common Share.

     As of December 24, 1996, there were outstanding Options to purchase 1,631,000 Common Shares pursuant to the Plan, with an exercise price of $3.00 per share. As of December 24, 1996, there were 369,000 Common Shares available for grant under the Plan that are not subject to outstanding Options, with a proposed maximum offering price of $4.13 per share, which is the closing price for one Common Share as reported by the NASD Electronic Bulletin Board on December 24, 1996 (the "Average Price").

                         AMERICAN BIO MEDICA CORPORATION
                               REOFFER PROSPECTUS
                              CROSS REFERENCE SHEET

     Showing Location in Prospectus of Information Required by Part I of Form SB-2.

 Item                Heading                      Caption in Prospectus
-------      -------------------------------      ---------------------

Item  1      Front of Registration Statement
               and Outside Front Cover
               of Prospectus                      Facing Page of Registration
                                                  Statement; Prospectus Cross
                                                  Reference Sheet; Front Cover
                                                  Page of Prospectus

Item  2      Inside Front and Outside Back
               Cover Pages of Prospectus          Available Information; Certain
                                                  Documents by Reference; Table
                                                  of Contents
Item  3      Summary Information
               and Risk Factors                   Front Cover Page of Prospectus

Item  4      Use of Proceeds                      Use of Proceeds

Item  5      Determination of Offering Price      Not Applicable

Item  6      Dilution                             Not Applicable

Item  7      Selling Security-Holders             Selling Shareholders

Item  8      Plan of Distribution                 Plan of Distribution

Item  9      Legal Proceedings                    Not Applicable

Item 10      Directors, Executive Officers,
               Promoters and Control Persons      Not Applicable

Item 11      Security Ownership of Certain
               Beneficial Owners and              Not Applicable
               Management

Item 12      Description of  Securities           Not Applicable

Item 13      Interest of  Named Experts
               and Counsel                        Interests of Named Experts
                                                  and Counsel

Item 14      Disclosure of Commission Position
               on Indemnification For
               Securities Act Liabilities         Not Applicable

Item 15      Organization Within Last Five Years  Not Applicable

Item 16      Description of Business              Not Applicable
Item 17      Management's Discussion and
               Analysis of Plan of Operation      Not Applicable

Item 18      Description of Property              Not Applicable

Item 19      Certain Relationships
               and Related Transactions           Not Applicable

Item 20      Market for Common Equity
               and Related Stockholder Matters    Not Applicable

Item 21      Executive Compensation               Not Applicable

Item 22      Financial Statements                 Not Applicable

Item 23      Changes in and Disagreement
               With Accountants on Accounting
               and Financial Disclosure           Not Applicable

     Prospectus

                         AMERICAN BIO MEDICA CORPORATION
                                 102 Simons Road
                           Ancramdale, New York 10253
                                 (800) 227-1243

                             2,000,000 Common Shares
                           ($0.01 per value per share)


     This prospectus (the "Prospectus") relates to an aggregate of 2,000,000 common shares, $.01 par value each, ("Common Shares") of American Bio Medica Corporation (the "Registrant"), and is to be used in connection with the reoffer and resale of Common Shares issuable to the selling shareholders of the Registrant listed in the section entitled "Selling Shareholders" herein (the "Selling Shareholders") upon exercise of Options issued, or which may be issued, under the Registrant's Nonstatutory Stock Option Plan (the "Plan"). The Common Shares may be sold in the market (the NASD Electronic Bulletin Board) or in privately negotiated transactions from time to time. The Registrant will not receive any proceeds from the sale of Common Shares registered hereby.

     The Registrant's Common Shares trade on the NASD Electronic Bulletin Board (the "Bulletin Board") under the symbol "ABMC." The last reported sales price of a Common Share on the Bulletin Board on December 24, 1996 was $4.13.

  -----------------------------------------------------------
          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
      SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON
                   THE ACCURACY OR ADEQUACY OF THE PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
           -----------------------------------------------------------

     The offer and sale of the Shares will be made in accordance with the plan of distribution described in the Prospectus. (See "Plan of Distribution.") The Selling Shareholders reserve the sole right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Shares to be made directly or through agents. The Registrant will pay all expenses of this offering (the "Offering"), other than selling commissions to or expenses of brokers or dealers retained by the Selling Shareholders, which commissions and expenses will be paid by the Selling Shareholders.

     If an agent of any Selling Shareholder or a dealer is involved in the sale of the Shares in respect of which the Prospectus is being delivered, the net proceeds to the Selling Shareholders from such sale will be the purchase price of such Shares less such commission in the case of an agent, the purchase price of such Shares in the case of a dealer, and less, in each case, other attributable issuance expenses. The aggregate proceeds to the Selling Shareholders from all the Shares will be the purchase price of Shares sold less the aggregate of agents' commissions and other expenses of issuance and distribution. See "Plan of Distribution" for possible indemnification arrangements for the agents and dealers.

     No person has been authorized to give any information or to make any representation not contained in the Prospectus. If given or made, such information or representation must not be relied upon as having been authorized by the Registrant or the Selling Shareholders. The Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the Common Shares offered herein, nor does it constitute an offer to any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

                                The date of the Prospectus is December 26, 1996.

                                TABLE OF CONTENTS
                                                                  Page
                                                                  ----
     Available Information..........................................2

     Incorporation of Certain Documents by Reference................2

     Use of Proceeds................................................3

     Selling Shareholders...........................................3

     Plan of Distribution...........................................3

                              AVAILABLE INFORMATION

     The Registrant is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Registrant with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center (13th Floor), New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such material can be obtained from the Public Reference
Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a World Wide Web site on the Internet at at http://www.sec.gov that contains copies of reports, proxy and information statements and other information regarding registrants that file electronically, including the Registrant, with the Commission.

     This Prospectus constitutes a part of a Registration Statement filed by the Registrant with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). The Prospectus omits certain information contained in the Registration Statement, and reference is hereby made to that Registration Statement and the exhibits filed therewith for further information with respect to the Registrant and the Common Stock offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     (1)  Form 10SB registration statement under the Exchange Act

     (2)  Amendments 1 and 2 on Form 10SB/A

     (3) Quarterly Report on Form 10-QSB for the six months ended October 31, 1996;

     (4) Amendment on Form 10-Q/A to the Quarterly Report on Form 10-QSB for the six months ended October 31, 1996;

     (4)  Form SB-2 registration statement under the Securities Act;

     (5)  Amendment 1 on Form SB-2/A

     (6) The description of the Registrant's Common Shares, $0.01 par value, contained in the Registrant's Registration Statement on Form 10 SB/A, dated December 20, 1996, filed pursuant to Section 12 of the Exchange Act, including any further amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     The Registrant will provide without charge to any person, including any beneficial owner, to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents).

     Requests should be directed to American Bio Medica Corporation, 102 Simons Road, Ancramdale, New York 10253; phone: 800-227-1243; fax: 518-329-4156; email:
abmc@taconic.net.

                                 USE OF PROCEEDS

     The Registrant will not receive any proceeds from the sale of Common Shares by the Selling Shareholders.

                              SELLING SHAREHOLDERS

     The Selling Shareholders under the Prospectus are directors and executive officers of the Registrant who may be deemed affiliates of the Registrant. The names of the Selling Shareholders and the number of Common Shares which will be sold hereunder are as follows:

       Stan Cipkowski                       550,000 shares

       Edmund Jaskiewicz                    250,000 shares

       Jay Bendis                           300,000 shares

       Henry Wells                          150,000 shares

                              PLAN OF DISTRIBUTION

     The Selling Shareholders (or their pledgees, donees, transferees, or other successors in interest) from time to time may sell all or a portion of the Shares "at the market" to or through a market maker or into an existing trading market, in private sales, including direct sales to purchasers, or otherwise at prevailing market prices or at negotiated or fixed prices. By way of example, and not by way of limitation, the Common Shares may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may purchase and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the seller may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the seller in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales. In addition, any securities covered by the Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to the Prospectus.

     The Selling Shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealer which purchases Shares as principal or any profits received on the resale of such Shares may be deemed to be underwriting discounts and commissions under the Securities Act.

     In order to comply with certain state securities laws, if applicable, the Common Shares will not be sold in a particular state unless the Common Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

     The Common Shares offered hereby will be sold by the Selling Shareholders acting as principals for their own account. The Registrant will receive none of the proceeds from such sales.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     In accordance with Rule 428 under the Securities Act, and the instructional Note to Part I of Form S-8, the information required by Part I to be contained in the Section 10(a) prospectus has been omitted from this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

       Item 3.  Incorporation of Documents by Reference.

     The following documents filed by American Bio Medica Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

 (1)  Form 10SB registration statement under the Exchange Act

     (2)  Amendments 1 and 2 on Form 10SB/A

     (3) Quarterly Report on Form 10-QSB for the six months ended October 31, 1996;

     (4) Amendment on Form 10-Q/A to the Quarterly Report on Form 10-QSB for the six months ended October 31, 1996;

     (4)  Form SB-2 registration statement under the Securities Act;

     (5)  Amendment 1 on Form SB-2/A

     (6) The description of the Registrant's Common Shares, $0.01 par value, contained in the Registrant's Registration Statement on Form 10SB/A, dated December 20, 1996, filed pursuant to Section 12 of the Exchange Act, including any further amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     Item 4. Description of Securities.

     Not applicable.

     Item 5. Interests of Named Experts and Counsel.

     Pensley & Fugler, Esqs., 2067 Broadway, New York, New York 10023 have given the Company their opinion upon the validity of the securities being registered and have acted as counsel to the Company upon other legal matters in connection with the registration or offering of such securities. Joel Pensley, a partner in such firm, owns 100,000 Common Shares and 160,000 options issued under the Plan and Michael Roy Fugler, a partner in such firm, owns 5,000
Common Shares and 40,000 options issued under the Plan.

     Item 6. Indemnification of Directors and Officers.

     The personal liability of the directors of the Corporation is eliminated to the fullest extent permitted by the provisions of paragraph (b) of Section 402 of the Business Corporation Law, as the same may be amended and supplemented.

     Section 402(b) of the Business Corporation Law of New York reads:

     "The certificate of incorporation may set forth a provision eliminating or limiting the personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity, provided that no such provision shall eliminate or limit:

     (1) the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated section 719, or

     (2) the liability of any director for any act or omission prior to the adoption of a provision authorized by this paragraph."

     The New York Business Corporation Law provides for the indemnification of the Company's officers, directors and corporate employees and agents under certain circumstances as follows:

     Sections 721 through 726 read as follows:

     "721   NONEXCLUSIVITY  OF  STATUTORY   PROVISIONS  FOR  INDEMNIFICATION  OF
DIRECTORS AND OFFICERS.

     The indemnification and advancement of expenses granted pursuant to, or provided by, this article shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, whether contained in the certificate of incorporation or the by-laws or, when authorized by such certificate of incorporation or by-laws, (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Nothing contained in this article shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

     722  AUTHORIZATION  FOR  INDEMNIFICATION  OF DIRECTORS AND OFFICERS.

     (a) A corporation may indemnify any person, made, or threatened to be made, a party to an action or proceeding other than one by or in the right of the corporation to procure a judgment in its favor, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

     (b) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation or that he had reasonable cause to believe that his conduct was unlawful.

     (c) A corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by mason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was seeing at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys/lees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim issue or matter as to which such person shall have been adjudged to be liable to the corporation. unless and only to the extent that the court on which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

     (d) For the purpose of this section, a corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

     723 PAYMENT OF INDEMNIFICATION OTHER THAN BY COURT AWARD.

     (a) A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in section 722 shall be entitled to indemnification as authorized in such section.

     (b) Except as provided in paragraph (a), any indemnification under section 722 or otherwise permitted by section 721, unless ordered by a court under section 724 (Indemnification of directors and officers by a court), shall be made by the corporation, only if authorized in the specific case:

     (1) By the board acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in section 722 or established pursuant to section 721, as the case may be, or,

     (2) If a quorum under subparagraph (1) is not obtainable or, even if obtainable, a quorum of disinterested directors so directs;

     (A) By the board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such sections has been met by such director or officer, or

     (B) By the shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in such sections.

     (C) Expenses incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount as, and to the extent, required by paragraph (a) of section 725.

         724 INDEMNIFICATION OF DIRECTORS AND OFFICERS BY A COURT.

     (a) Notwithstanding the failure of a corporation to provide indemnification, and despite any contrary resolution of the board or of the shareholders in the specific case under section 723 (Payment of indemnification other than by court award), indemnification shall be awarded by a court to the extent authorized under section 722 (Authorization for indemnification of directors and officers) and paragraph (a) of section 723. Application therefore may be made, in every case, either

     (1) In the civil action or proceeding in which the expenses were incurred or the amounts were paid, or

     (2) to the supreme court in a separate proceeding, in which case the application shall set forth the disposition of any previous application made to any court for the same or similar relief and also reasonable cause for the failure to make application for such relief in the action or proceeding in which the expenses were incurred or other amounts were paid

     (b) the application shall be made in such manner and form as may be required by the applicable rules of court or, in the absence thereof, by direction of a court to which it is made. Such application shall be upon notice to the corporation. The court may also direct that notice by given at the expense of the corporation to the shareholder and such other person as it may designate in such manner as it may require.

     (c) Where indemnification is sought by judicial action, the court may allow a person such reasonable expenses, including attorneys' fees, during the pendency of the litigation as are necessary in connection with his defense therein, if the court shall find that the defendant has by his pleadings or during the course of the litigation raised genuine issues of fact or law.

     725 OTHER PROVISIONS AFFECTING INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     (a) All expenses incurred in defending a civil or criminal action or proceeding which are advanced by the corporation under paragraph (c) of section 723 (Payment of indemnification other than by court award) or allowed by a court under paragraph (c) of section 724 (Indemnification of directors and officers by a court) shall be repaid in case the person receiving such advancement or allowance is ultimately found, under the procedure set forth in this article, not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the corporation or allowed by the court exceed the indemnification to which he is entitled.

     (b) No  indemnification,  advancement or allowance shall be made under this article in any circumstance where it appears:

     (1) That the indemnification would be inconsistent with the law of the jurisdiction of incorporation of a foreign corporation which prohibits or otherwise limits such indemnification

     (2) That the indemnification would be inconsistent with a provision of the certificate of incorporation, a by-law, a resolution of the board or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the threatened or pending action or proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

     (3) If there has been a settlement approved by the court, that the indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in approving the settlement.

     (c) If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders, the corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and in any event, within fifteen months from the date of such payment, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

     (d) If any action with respect to indemnification of directors and officers is taken by way of amendment of the by-laws, resolution of directors, or by agreement, then the corporation shall, not later than the next annual meeting of shareholders, unless such meeting is held within three months from the date of such action, and, in any event, within fifteen months from the date of such action, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the action taken.

     (e) Any notification required to be made pursuant to the foregoing paragraph (c) or (d) of this section by any domestic mutual insurer shall be satisfied by compliance with the corresponding provisions of section one thousand two hundred sixteen of the insurance law.

     726 INSURANCE FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     a) Subject to paragraph (b), a corporation shall have power to purchase and maintain insurance:

     (1) To indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of this article, and

     (2) To indemnify directors and officers in instances in which they may be indemnified by the corporation under the provisions of this article, and

     (3) To indemnify directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of this article provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the superintendent of insurance, for a retention amount and for co-insurance.

     (b) No insurance under paragraph (a) may provide for any payment, other than cost of defense, to or on behalf of any director or officer:

     (1) if a judgment or other final adjudication adverse to the insured director or officer establishes that his acts of active and deliberate dishonesty were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or

     (2) in relation to any risk the insurance of which is prohibited under the insurance law of this state.

     (c) Insurance under any or all subparagraphs of paragraph (a) may be included in a single contract or supplement thereto. Retrospective rated contracts are prohibited.

     (d) The corporation shall, within the time and to the persons provided in paragraph (c) of section 725 (Other provisions affecting indemnification of directors or officers), mail a statement in respect of any insurance it has purchased or renewed under this section, specifying the insurance carrier, date of the contract, cost of the insurance, corporate positions insured, and a statement explaining all sums, not previously reported in a statement to shareholders, paid under any indemnification insurance contract.

     (e) This section is the public policy of this state to spread the risk of corporate management, notwithstanding any other general or special law of this state or of any other jurisdiction including the federal government."

     Item 7. Exemption from Registration Claimed.

                Not applicable.

     Item 8. Exhibits.

     4.1  American Bio Medica Corporation Nonstatutory Stock Option Plan

     4.2 Certificate of Incorporation and amendments thereto (incorporated by reference to Exhibit 3.1, 3.2, 3.3, 3.4 and 3.6 of the Registrant's Registration Statement on Form 10SB (File No. 0-28666)

     5    Opinion of Pensley & Fugler

     23.1 Consent of Thomas P. Monahan, CPA

     23.2 Consent of Pensley & Fugler  (included in its opinion filed as Exhibit
          5)

  Item 9. UNDERTAKINGS

     American Bio Medica Corporation hereby undertakes:

     The undersigned hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (the "Registration Statement"):

    (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

    (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(i) and (a(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(b) that, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan;

(d) that, for purpose of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Ancramdale, and State of New York on the 20th day of November, 1996.



                                    AMERICAN BIO MEDICA CORPORATION
                                              (Registrant)


       Date: December 26, 1996      By: /s/Stan Cipkowski
                                    --------------------
                                    Stan Cipkowski,
                                     President and Principal
                                     Executive Officer and
                                     Principal Financial Officer





       Dated: December 26, 1996


     Pursuant to the requirements of the Securities Act of 1933, this report has been signed by the following persons on behalf of the registrant and in the capacities on the date(s).


      /s/Stan Cipkowski             Director                December 26, 1996
       ------------------
       Stan Cipkowski

                                    Director
       ------------------
       Edmund Jaskiewicz


       /s/Jay Bendis                Director                December 26, 1996
       ------------------
       Jay Bendis

                                INDEX TO EXHIBITS

   Exhibit                         Description
   -------                         -----------

     4.1  American Bio Medica Corporation Nonstatutory Stock Option Plan

     4.2 Certificate of Incorporation and amendments thereto (incorporated by reference to Exhibit 3.1, 3.2, 3.3, 3.4 and 3.6 of the Registrant's Registration Statement on Form 10SB (File No. 0-28666)

     5    Opinion of Pensley & Fugler

     23.1 Consent of Thomas P. Monahan, CPA

     23.2 Consent of Pensley & Fugler  (included in its opinion filed as Exhibit
          5)